EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Each of the undersigned, Steven R. Morgan and James B. Brown, certifies pursuant to 18 U.S.C. Section 1350, that: (1) this annual report on Form 10-K of Hancock Fabrics, Inc. ("Hancock") for the year ended January 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Hancock.

Date: May 1, 2015

/s/ Steven R. Morgan

Steven R. Morgan

President and Chief Executive Officer

/s/ James B. Brown

James B. Brown

Executive Vice President and

Chief Financial Officer